Exhibit 1.1

No. 2366616

THE COMPANIES ACT 1985

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

UNITED UTILITIES PLC

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No. 2366616

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

UNITED UTILITIES PLC

(Including amendments made on or before 21st July 2000)

1	The company's name is UNITED UTILITIES PLC[1]

2	The company is to be a public company.

3	The company's registered office is to be situated in England and Wales.

4	The company's objects are:[2]

(1)	(A)	To carry on the business of a holding company and to co-ordinate and regulate the activities and businesses of subsidiary and associated companies for the time being and the financing of the companies.

	(B)	To acquire and hold either in the name of the company or in that of any nominee shares, stocks, debentures, debenture stock, bonds, notes and other securities, obligations and other investments of any nature whatsoever issued, created or guaranteed by any company constituted or carrying on business in any part of the world or by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

1	The name of the company was changed from North West Water Group PLC to its present name with effect from 1st January 1996.
2	Clause 4 was amended by special resolution passed on 25th July 1997.

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(C)	To acquire any such shares, stocks, debentures, debenture stock, bonds, notes, securities, obligations and investments by original subscription, contract, tender, purchase, exchange, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

(D)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any such shares, stocks, debentures, debenture stocks, bonds, notes, securities, obligations and investments.

(E)	To provide any form of capital for and take part in the formation, management, supervision or control of the business or operations of any company or undertaking and for such purposes to appoint and remunerate any directors, accountants or other experts, advisers or agents and to act as agents for and to manage supervise or control and provide services to the business, property or operations of any person, company or undertaking, or any property in which the company may be interested.

(2)	To carry on the business of the planning, provision, operation, development, maintenance, improvement and extension of utility services of every description, including those relating to water, wastewater, electricity, gas and telecommunications systems.

(3)	To carry on business as a general commercial company.

(4)	To carry on all or any of the businesses of inspectors, maintainers, repairers, reconditioners, cleaners, clearers, servicers, coaters, designers, developers, manufacturers, constructors, installers, layers, fitters, hirers, letters on hire, suppliers, distributors, importers and exporters of, and dealers in, mains, sewers, drains, pipes, pipelines, equipment ancillary to the operation or use of any of them, installations and facilities of all kinds, tools and machinery of every description, plumbing, engineering and other equipment, plant, components, accessories and supplies of every description.

(5)	To carry on all or any of the businesses of consultants, advisers and suppliers of management, personnel and training services, whether generally or in respect of one or more of the types of business or activity which the company has power to carry on, and to provide training and educational courses, instruction and materials, of every description, for employees of the company and for other persons.

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(6)	To carry on all or any of the businesses of, and provide services associated with, plumbers, engineers (including, without limitation, water, sewerage, mechanical, gas, electrical, heating, ventilation, civil construction, chemical and telecommunications engineers), mechanics, technicians, geologists, draughtsmen, designers, surveyors, architects, builders, painters and decorators.

(7)	To carry on all or any of the businesses of suppliers, developers and promoters of recreational, sporting and leisure services, facilities and activities, whether or not connected with the use of water or land associated with water.

(8)	To carry on all or any of the businesses of bankers, financiers, factors, debt collectors, dealers in securities, underwriters, insurers, brokers of any kinds, storage contractors, freight contractors, carriers by land, water and air of freight and passengers, forwarding agents, shipping agents and agents of any other kind.

(9)	To carry on all or any of the businesses of developers of, and dealers in, property, real or personal, and interests and rights in such property, and of estate agents.

(10)	To carry on all or any of the businesses of running, operating, managing, supplying, servicing, repairing and dealing in:

(i)	telecommunication systems, systems of other kinds for the conveyance by any means of sounds, visual images and signals; and

(ii)	data processing and information retrieval systems, computers, computer programs and software, computer bureaux and databases,

and services, facilities and equipment ancillary to, or for use in connection with, any of the same.

(11)	To carry on all or any of the businesses of nurserymen, gardeners, landscapers and funeral undertakers.

(12)	To provide and supply laboratory, scientific, biological, biochemical, technological, analytical and environmental services of all kinds.

(13)	To carry on all or any of the businesses of suppliers, distributors, manufacturers, producers, processors, importers and exporters of, and dealers in, chemicals, pharmaceuticals, fertilisers, compost and foodstuffs.

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(14)	To carry on business as inventors, researchers and developers, to conduct, promote and commission research and development in connection with the activities of the company and its subsidiaries, to establish and maintain research stations, laboratories, workshops, testing and proving grounds, facilities and establishments and installations and to exploit and turn to account the results of any research and development carried out by or for it.

(15)	To invent, design, develop, construct, manufacture, produce, erect, assemble, test, alter, install, maintain, repair, renovate, refurbish, recondition, utilise, operate, manage, purchase, sell, hire, hire out, import, export, supply and otherwise deal in all kinds of equipment, apparatus, plant, machinery, appliances, articles, furniture, things, accessories, components, fittings, tools, materials, substances, products, systems, computers, computer programs and software which are required or are likely to be required by the company for the purposes of, or in connection with, any of its businesses, or by other persons, or which in the opinion of the directors may be conveniently or advantageously dealt with by the company in connection or association with any of its objects or the objects of any of its subsidiaries.

(16)	To purchase, charter, lease, take or let on hire, operate, use, employ or turn to account, build, equip, service, repair, maintain, supply and deal in ships and vessels and craft of every description (including, without limitation, submersible craft), hovercraft, motor vehicles, aircraft, airships, railway locomotives, wagons, trucks and any means of transport and parts and accessories of all kinds for any of the same.

(17)	To enter into, carry on and participate in financial transactions and operations of all kinds and to undertake, carry on and execute all kinds of financial, commercial, trading, trust, agency and other operations, including, without limitation, acting as agents for the collection, receipt or payment of money.

(18)	To establish, acquire, produce, transmit, broadcast, publish, print and reproduce in any form whatsoever (including, without prejudice to the generality of the foregoing, visual or audible form and forms capable of being used by, in, or in connection with, computers), and to buy, sell, supply and otherwise deal in brochures, manuals, journals, periodicals, magazines., newspapers, books, pictures, photographs, stationery and other documents, sound and visual recordings, tapes, films, and programmes for radio, television, cinema and other means of communication.

(19)	To carry on any other business or activity which the directors consider is, or may be capable of being carried on directly or indirectly for the benefit of the company.

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(20)	To acquire by any means and hold and deal with any real or personal property or rights whatsoever and, without prejudice to the generality of the foregoing, to purchase, take on lease or in exchange, hire or otherwise acquire and hold any real property and any estate or interest in such property, including, without limitation any lands, buildings, installations, structures, servitudes, easements, rights, privileges and concessions and to exploit and develop the same.

(21)	To explore for, acquire and exploit natural resources, lands, claims, wells, mines, minerals, mineral, drilling and mining rights, exploration and production rights, and interests of all descriptions in or relating to the same.

(22)	To further the conservation, enhancement and appreciation of features of the natural and physical environment.

(23)	To acquire by any means the whole or any part of the assets, and to undertake the whole or any part of the liabilities, of any person carrying on or proposing to carry on any business which the company is authorised to carry on or which can be carried on in connection with any such business, and to acquire an interest in, amalgamate or enter into any arrangement for sharing profits, or for co-operation, or for mutual assistance, with any such person and to give or accept, for any of the acts or things aforesaid or property acquired, such consideration as the company thinks fit, including, without limitation, any shares, whether fully or partly paid up, debentures, or other securities or rights.

(24)	To apply for and take out, purchase or otherwise acquire any patents, patent rights, inventions, secret processes, designs, copyrights, trade marks, service marks, commercial names and designations, know-how, formulae, licences, concessions and the like (and any interest in any of them) or any exclusive or non-exclusive or limited right to use, or any secret or other information as to, any invention or secret process of any kind and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account or deal with, the property, rights or information so acquired.

(25)	To subscribe for, underwrite, purchase or otherwise acquire, and to hold, and deal with, any shares, stocks, debentures, bonds, notes and other securities, obligations and other investments of any nature whatsoever and any options or rights in respect of them; and otherwise to invest and deal with the money and assets of the company.

v

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(26)	To borrow or raise money or secure or discharge any debt or obligation (whether of the company or of any other person) in such manner as the company thinks fit and in particular (but without prejudice to the generality of the foregoing) by the creation or issue, upon such terms as to priority or otherwise as the company thinks fit, of securities of any kind or mortgages or charges (fixed or floating) founded or based upon all or any part of the undertaking, property, assets and rights (present and future) of the company, including its uncalled capital, or without any such security; and to receive money on deposit and advance payments with or without allowance of interest thereon.

(27)	To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any contracts, obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company and whether or not any consideration or advantage is received by the company.

(28)	To advance, lend or deposit money, and to give credit or financial accommodation to any person on such terms as may be thought fit by the company.

(29)	To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(30)	To accept securities of any person or any property or interest therein of whatsoever nature in payment or part payment for any services rendered or for any sale or supply made to, or debt owing from, any such person.

(31)	To insure any property, asset, matter or interest and against any potential liability or loss of the company or of any other person and the life or health of any person for the benefit of the company.

(32)	To enter into and carry into effect any arrangement for partnership or joint working or joint venture in business or for the sharing of profits or for amalgamation with any other person.

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(33)	To apply for, promote and obtain any Act of Parliament, charter, privilege, concession, licence, appointment, consent, or authorisation of any government, state, municipality, minister, department, local authority, or other authority or public body for enabling the company to carry any of its objects into effect or for extending any of the company's powers or for effecting any modification of the company's constitution, or for any other purpose which may seem expedient, and to oppose any actions, steps, proceedings or applications which may seem calculated, directly or indirectly, to prejudice the interests of the company or of its members.

(34)	To enter into any arrangements with any governments or authorities (national, municipal, local, international, or otherwise), or any corporations, companies, public bodies, or persons that may seem conducive to the company's objects or any of them, and to obtain from any such government, authority, corporation, company, body or person any charters, contracts, decrees, rights, privileges and concessions which the company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

(35)	To grant pensions, allowances, gratuities, and bonuses to present and former directors, officers and employees of the company or of any subsidiary of the company or the dependants of such persons, and for that purpose to establish, maintain, administer and contribute to any pension or superannuation funds and to establish and support or aid in the establishment and support of welfare, sports and social facilities, any educational, scientific, literary, religious, or charitable institutions or trade societies, whether or not such societies be connected with the trade carried on by the company or by any subsidiary of the company, and any club or other establishment or profit sharing scheme calculated to advance the interests of the company or any subsidiary of the company and to subscribe or guarantee money for charitable or benevolent objects calculated to promote the interests of the company, its employees, former employees and their respective families and dependants.

(36)	To purchase, establish and maintain and or participate in or contribute to the cost of insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the company, or of any other company which is its holding company or the subsidiary or subsidiary undertaking of the company or of any such holding company, or who are or were at any time trustees of any pension fund in which any employees or former employees of the company or of any such other companies as aforesaid are beneficiaries or otherwise interested, including insurance against any liability incurred by such persons in relation howsoever to any act or omission in the actual or purported execution and/or discharge of the duties of any such person and/or in the exercise or purported exercise of the powers of any such person and/or otherwise in relation to the company or any other such companies as aforesaid or such pension fund and to the extent permitted by law to indemnify or to exempt any such person from or against such liability.

(37)	To establish, maintain, manage, support and contribute to any schemes for the acquisition of shares in the company or its holding company by or for the benefit of any individuals who are or were at any time in the employment of, or directors or officers of:

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(i)	the company;

(ii)	any company which is or was its holding company or is or was a subsidiary of the company or any such holding company; or

(iii)	any other company or former company connected or associated in any way with the company or with the whole or any part of its undertaking, and to lend money to any such individuals to enable them to acquire shares in the company or in its holding company and to establish, maintain, manage and support (financially or otherwise) any schemes for sharing profits of the company or any other such company as aforesaid with any such individuals.

(38)	To subscribe or contribute (in cash or in kind) to, and to promote or sponsor, any charitable, benevolent or useful object of a public character or any object which may in the opinion of the company be likely directly or indirectly to further the interests of the company, its employees or its members.

(39)	To pay and discharge all or any expenses, costs and disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered in connection with the formation, promotion and flotation of the company and the underwriting or placing or issue at any time of any securities of the company or of any other person.

(40)	To issue, allot and grant options over securities of the company for cash or otherwise or in payment or part payment for any real or personal property or rights therein purchased or otherwise acquired by the company or any services rendered to, or at the request of, or for the benefit of, the company or as security for, or indemnity for, or towards satisfaction of, any liability or obligation undertaken or agreed to be undertaken by or for the benefit of the company, or in consideration of any obligation (even if valued at less than the nominal value of such securities) or for any other purpose.

(41)	To procure the company to be registered or recognised in any part of the world.

(42)	To promote any other company for the purpose of acquiring all or any of the property or undertaking any of the liabilities of the company, or both, or of undertaking any business or operations which may appear likely to assist or benefit the company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures or other securities of any such company.

(43)	To dispose by any means of the whole or any part of the assets of the company or of any interest therein.

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(44)	To distribute in specie or otherwise by way of dividends or bonus or reduction of capital all or any of the property or assets of the company among its members and particularly, but without prejudice to the generality of the foregoing, securities of any other company formed to take over the whole or any part of the assets or liabilities of the company or any proceeds of sale or other disposal of any property or assets of the company.

(45)	To do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(46)	To do all such other things as may be deemed, or as the directors consider, incidental to or conducive to the attainment of the above objects or any of them.

AND IT IS HEREBY DECLARED that in this clause:

(i)	unless the context otherwise requires, words in the singular include the plural and vice versa;

(ii)	unless the context otherwise requires, a reference to a person includes a reference to a company, and a reference to a person or company includes a reference to a firm, partnership, corporation, government or other authority (municipal, local or otherwise), undertaking, organisation, association, statutory, public or other body and any other legal entity, whether resident, domiciled or situated (in any such case) in the United Kingdom or elsewhere;

(iii)	references to "other" and "otherwise" shall not be construed where a wider construction is possible;

(iv)	the words "subsidiary" (except in paragraph (v) below) and "holding company" have the same meaning as in section 736 of the Companies Act 1985 or any statutory modification or re-enactment of it;

(v)	the objects specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the company and accordingly shall not be in any way limited or restricted (except so far as otherwise expressly stated in any paragraph) by reference to or inference from the terms of any other paragraph or the order in which the paragraphs occur or the name of the company, and none of the paragraphs shall be deemed merely subsidiary or incidental to any other paragraph.

5	The liability of the members is limited.

6	The company's share capital is £50,000 divided into 50,000 shares of £1 each[3].

3	The capital history of the company is set out on page xi.

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WE, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS	Number of Shares
taken by each
Subscriber

Signed: J Samuels	ONE

JACQUELINE SAMUELS

For and on behalf of
Legibus Secretaries Limited
Royex House
Aldermanbury Square
London EC2V 7LD

Signed: C Lee	ONE

CHRISTINE ANNE LEE

For and on behalf of
Legibus Nominees Limited
Royex House
Aldermanbury Square
London EC2V 7LD

Total shares taken	TWO

DATED the 16th day of March, 1989.

WITNESS to all the above signatures:-

Signed: D Ward

DENISE WARD

Royex House
Aldermanbury Square
London EC2V 71D

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UNITED UTILITIES PLC

AUTHORISED SHARE CAPITAL SINCE INCORPORATION

Effective date	£	Event

On Incorporation (1st April 1989)	50,000	Divided into 50,000 shares of £1 each

29th August 1989	50,001	Increased to £50,001 by the creation of 1 special rights redeemable preference share of £1 and the 50,000 existing shares were redesignated as ordinary shares.

20th November 1989	2,216,001	Increased by creation of 2,166,000 ordinary shares of £1 each

12th December 1989	475,000,001	Increased by creation of 472,784,000 ordinary shares of £1 each

31st December 1994	475,000,001	Redemption of the special rights redeemable preference share

8th November 1995	660,000,001	Increased by creation of 185,000,000 ordinary shares of £1 each

26th July 1996	660,000,000	Reduced by cancellation of the authorised and unissued special rights redeemable preference share

26th July 1996	720,000,000	Increased by creation of 60,000,000 ordinary shares of £1 each

21st July 2000	800,000,000	Increased by creation of 80,000,000 ordinary share of £1 each

26th August 2003	1,119,000,000	Increased by the creation of 638,000,000 A shares of 50 pence each.

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No. 2366616

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

UNITED UTILITIES PLC4

     (As adopted on 25th July 1997 and amended by special resolutions passed on 30th July 1999, 21st July 2000, 31st July 2002, 26th August 2003 and 30th July 2004)

     PRELIMINARY

1	No other regulations to apply

No regulations set out in any statute or in any statutory instrument or other subordinate legislation concerning companies shall apply to the company, but the following shall be the articles of association of the company.

2	Interpretation

2.1	In these articles, unless the context otherwise requires, the following expressions have the following meanings:

"these articles" means these articles of association as originally adopted or altered or varied from time to time (and "article" means one of these articles)

"auditors" means the auditors for the time being of the company or, in the case of joint auditors, any one of them

"board" means the board of directors for the time being of the company or the directors present or deemed to be present at a duly convened meeting of directors at which a quorum is present

4	The name of the company was changed from North West Water Group PLC to its present name with effect from 1st January 1996.

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"CA 1985" means, subject to article 2.3, the Companies Act 1985

"certificated share" means a share, title to which is recorded on the register as being held in certificated form

"chairman" means the chairman (if any) of the board or, where the context requires, the chairman of a general meeting of the company

"clear days" means (in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given, and the day for which it is given or on which it is to take effect

"depositary" means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the company or other arrangements approved by the board whereby such custodian or other person or nominee holds or is interested in shares of the company or rights or interests in shares of the company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the board for the purpose of these articles, and shall include, where approved by the board, the trustees (acting in their capacity as such) of any employees' share scheme established by the company or any other scheme or arrangement principally for the benefit of employees or those in the service of the company and/or its subsidiaries or their respective businesses and the managers (acting in their capacity as such) of any investment or savings plan, which in each case the board has approved

"dematerialised instruction" shall have the meaning ascribed to it in paragraph 3 of the Regulations

"director" means a director for the time being of the company

"electronic mail" includes any electronic transmission in any form through any medium

"execution" includes any mode of execution (and "executed" shall be construed accordingly)

"holder" means (in relation to any share) the member whose name is entered in the register as the holder or, where the context permits, the members whose names are entered in the register as the joint holders, of that share

"London Stock Exchange" means London Stock Exchange plc

"member" means a member of the company or, where the context requires, a member of the board or of any committee

"office" means the registered office for the time being of the company

"ordinary share" means an ordinary share in the capital of the company

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"Other Resolution" means any resolution put to a general meeting of the company which is of a procedural nature, including without limitation any resolution to correct a patent error in a Substantive Resolution, any resolution for adjournment of a meeting or any resolution for the election of a chairman of the meeting

"paid up" means paid up or credited as paid up

"recognised person" means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange which is designated as mentioned in section 185(4) CA 1985

"register" means the register of members of the company to be kept (in the case of shares held in certificated form) by the company pursuant to section 352 CA 1985 or (in the case of shares held in uncertificated form) by the operator of a relevant system pursuant to paragraph 20 of the Regulations

"Regulations" means the Uncertificated Securities Regulations 2001, SI 2001 No. 3755

"relevant system" shall have the meaning ascribed to it in paragraph 3 of the Regulations

"seal" means any common seal of the company

"secretary" means the secretary for the time being of the company or any other person appointed to perform any of the duties of the secretary of the company including (subject to the provisions of the statutes) a joint, temporary, assistant or deputy secretary

"securities seal" means an official seal kept by the company pursuant to section 40 CA 1985

"share" means a share of the company

"statutes" means CA 1985 and every other statute (and any regulations subordinate thereto) for the time being in force concerning companies and affecting the company

"Substantive Resolution" means any resolution put to a general meeting of the company which is not an Other Resolution

"the company" means United Utilities PLC, company number 2366616

"uncertificated share" means a share, title to which is recorded on the register as being held in uncertificated form

"United Kingdom" means Great Britain and Northern Ireland

"writing or written" means and includes printing, typewriting, lithography, photography and any other mode or modes of representing or reproducing words in a legible and non-transitory form and also includes (to the extent permitted from time to time by the statutes) electronic mail.

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2.2	Unless the context otherwise requires:

(a)	words in the singular include the plural, and vice versa;

(b)	words importing the masculine gender include the feminine gender; and

(c)	a reference to a person includes a body corporate and an unincorporated body of persons.

2.3	A reference to any statute or provision of a statute shall include any orders, regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of it for the time being in force.

2.4	Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these articles shall bear the same meaning as in CA 1985 and words and expressions used in the Regulations have the same meanings when used in these Articles.

2.5	The headings are inserted for convenience only and shall not affect the construction of these articles.

3	Form of resolution

Subject to the statutes, where for any purpose an ordinary resolution of the company is required, a special resolution or an extraordinary resolution shall also be effective, and where an extraordinary resolution is required a special resolution shall also be effective.

4	Registered office

The office shall be at such place in England and Wales as the board shall from time to time appoint.

SHARE CAPITAL

5	Authorised share capital

5.1	The authorised share capital of the Company at the date of the adoption of this Article is £1,119,000,000 divided into 800,000,000 ordinary shares of £1 each and 638,000,000 A Shares of 50 pence each.

5.2[5]	The A shares of 50 pence each issued and to be issued by the Company pursuant to a resolution of members passed at an Extraordinary General Meeting of the Company held on 26 August 2003 (or, if such meeting was adjourned, at that adjourned meeting) (the "A Shares") shall have the following rights and restrictions:

5	Article 5.2 was inserted by a special resolution passed on 26th August 2003.

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(i)	Income

Save as provided below, out of profits available for distribution in respect of each financial year or other accounting period of the Company, the holders of the A Shares shall be entitled, contemporaneously with any payment of dividend or other distribution to the holders of ordinary shares and before profits are carried to reserves, to be paid rateably with the holders of ordinary shares a dividend or other distribution for each A Share which is equal to one-half of the dividend or other distribution to be paid to the holder of an ordinary share (provided that in calculating the aggregate payment to be made to any particular holder of A Shares (in respect of his holding of A Shares) any resulting fractions or payments shall be rounded-down to the nearest whole number or, as the case may be, penny) Provided that holders of A Shares shall not be entitled to participate in any dividend or other distribution declared or paid to holders of ordinary shares in respect of the financial year of the Company ended 31 March 2003 but otherwise the A Shares shall be entitled to participate in dividends or other distributions as if they had been fully paid up with effect from 1 April 2003.

(ii)	Capital

On a return of capital on winding up or otherwise, the holders of the A Shares shall be entitled to share rateably with the holders of the ordinary shares in the distribution of profits or assets (if any) to the holders of ordinary shares on the basis of a distribution with respect to each A Share which is equal to one-half of the distribution to the holder of an ordinary share (provided that in calculating the aggregate payment to be made to any particular holder of A Shares (in respect of his holding of A Shares) any resulting fractions and all payments shall be rounded-down to the nearest whole number or, as the case may be, penny).

(iii)	Capitalisation issues

On a capitalisation issue of shares or debentures in accordance with Article 153, the holders of the A Shares shall be entitled contemporaneously with the issue of such shares or debentures to the holders of ordinary shares to have issued to them rateably with the holders of ordinary shares the number of such shares generally or debentures for each A Share which is equal to one-half in number of such shares or debentures as are to be issued to the holder of an ordinary share (provided that in calculating the number of shares or debentures to be allotted to any particular holder of A Shares (in respect of his holding of A Shares) resulting fractions of shares or debentures shall be rounded down to the nearest whole number of shares or debentures).

(iv)	Further issues

The Company shall not make an offer or allotment of securities in connection with a rights issue or other issue in favour of the holders of ordinary shares generally unless the holders of the A Shares shall be entitled, contemporaneously with the offer or allotment of such securities to the holders of ordinary shares to have offered or allotted to them rateably with the holders of ordinary shares the number of such securities for each A Share which is equal to one-half in number of such securities offered or allotted to the holder of an ordinary share (provided that in calculating the number of securities to be offered or allotted to any particular holder of A Shares (in respect of his holding of A Shares) resulting fractions of securities shall be rounded down to the nearest whole number of securities).

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(v)	Voting at general meetings

The holders of A Shares shall be entitled, in respect of their holdings of such shares, to receive notice of any general meeting of the Company and to attend, speak or vote at such general meeting on the same basis as the holder of ordinary shares provided that each holder of A Shares on a poll shall have only one vote for every two A Shares held (and provided that no fraction of a vote shall exist and in calculating the voting rights of holders of A Shares voting rights shall be rounded down to the nearest whole number).

(vi)	Class rights
The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the A Shares, and such creation, allotment or issue of any such further shares (whether or not ranking in any respect in priority to the A Shares) shall be treated as being in accordance with the rights attaching to the A Shares and shall not involve a variation of such rights for any purpose or require the consent of holders of A Shares as a class.

(vii)	Further A Shares

	(a)	Subject as provided below, each holder of A Shares recorded on the register on 2 June 2005 (or if such day is not a Business Day (as defined below) on the next following Business Day (the "Subscription Record Date")) shall be entitled, for every A Share held by him, to subscribe one new A Share at a price (the "Subscription Price") of 165p per new A Share, payable in full on subscription.

(b)	Subject as provided below, the entitlement conferred by Article 5.2(vii)(a) above (the “Subscription Rights”), shall be satisfied by the Company offering the Subscription Rights to each holder of A Shares recorded on the register on the Subscription Record Date in accordance with the following provisions of this Article 5.2(vii) and the Company undertakes to make an offer of A Shares in accordance with this Article 5.2(vii).

(c)	Subject as provided below, the Subscription Rights will be exercisable from 7 June 2005 (or if such day is not a Business Day (as defined below), the next following Business Day (the "Subscription Offer Date")) until 29 June 2005 (or if such day is not a Business Day, the next following Business Day, the "Subscription Date")). Not later than the Subscription Offer Date, the Company shall make the offer pursuant to the Subscription Rights (the "Subscription Offer") to those holders of A Shares on the Subscription Record Date and shall notify such holders of the detailed terms and conditions (as determined by the board) relating to the payment and exercise of Subscription Rights (the "Subscription Terms"). The Company shall implement such Subscription Offer in a manner which confers on the holders of the A Shares to whom the offer is made renounceable rights which are capable of being sold or transferred (namely, in respect of holders of certificated A Shares by sending to such holders renounceable provisional allotment letters and, in respect of holders of uncertificated shares, in such manner as the board determines is customary and appropriate at the time). The Subscription Terms must be fully and validly complied with (in the board's sole discretion) for there to be a valid exercise of Subscription Rights by a holder of A Shares. In this Article 5.2, the expression "Business Day" means a day upon which pounds sterling deposits may be dealt in on the London inter-bank market, commercial banks are generally open in London and trading and settlement of shares takes place on the London Stock Exchange plc.

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(d)	In order to exercise any Subscription Rights, a holder of a certificated A Share must comply with the Subscription Terms (in the board's sole discretion) and must give notification to the Company (or its agent(s)) of the Subscription Rights being exercised in the manner described in the Subscription Terms, together with a remittance (in the form to be specified in the Subscription Terms) for the aggregate Subscription Price for the new A Shares in respect of which the Subscription Rights are being exercised, at such place(s) and by such time as may be stated in the Subscription Terms.

In order to exercise any Subscription Rights, a holder of an uncertificated A Share must comply with the Subscription Terms (in the board's sole discretion), must take such action as to the notification to the Company (or its agent(s)) of the Subscription Rights being exercised and comply with the payment procedures in each case in the manner and by the time to be specified in the Subscription Terms.

The Board may require as a condition of exercise of any Subscription Rights, that the beneficial owner of the relevant A Shares delivers such certifications as to nationality or residence and/or in compliance with applicable money-laundering regulations as the board in its sole discretion deems necessary or desirable. Holders of A Shares exercising Subscription Rights must also comply with any legal or regulatory requirements for the time being applicable or as deemed applicable by the board. A holder of A Shares exercising his Subscription Rights shall thereby also be deemed to warrant, unless otherwise stated, that he is not doing so as, or as a nominee or agent for, a person who is or may be liable for (or to whom an issue of new A Shares will be or may be liable to) stamp duty or stamp duty reserve tax at any of the increased rates referred to in sections 67, 70, 93 or 96 of the Finance Act 1986 (depositary receipts and clearance services) (as such sections may be amended, modified, replaced or re-enacted from time to time).

The Subscription Rights of holders of A Shares will be subject to such exclusions of holders of A Shares or other arrangements as the board may judge necessary or expedient to deal with fractional entitlements, legal or practical problems arising in any overseas territory or because of shares being represented by depositary receipts, or to deal with the requirements of any regulatory body or stock exchange or any other matter with whatsoever.

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(e)	New A Shares allotted pursuant to the valid exercise of Subscription Rights will be allotted and issued with effect from the Subscription Date to the registered holders of the A Shares in respect of which the relevant Subscription Rights have been validly exercised or, subject as provided by law and to the payment of stamp duty, stamp duty reserve tax or any like taxes as may be applicable to such other person(s) (not being more than four in number) as may be named in the relevant notification to the Company (or its agent(s)) of the Subscription Rights being exercised. No fractions of a new A Share will be issued on the exercise of any Subscription Rights and no refund will be made to a holder of A Shares exercising his Subscription Rights in respect of that part of the relevant subscription moneys which represents such a fraction (if any).

(f)	The Company shall not take any action as a result of which new A Shares would be required to be offered or issued at a discount to their nominal value.

(g)	The Company shall maintain sufficient unissued A Shares to comply with the provisions of this Article 5.2(vii).

(h)	No certificates for new A Shares shall be issued or despatched following exercise of the Subscription Rights (or in respect of allotments and issues of A Shares on or after the Subscription Date) and the Company shall following the issue and allotment of new A Shares proceed to issue certificates in respect of the new ordinary shares following the consolidation and reclassification of all A Shares then in issue referred to below.

(viii)	Consolidation and reclassification

With effect from the end of the fifth Business Day following the Subscription Date, the following consolidation and reclassification of all A Shares then in issue shall take place (without further action by or the requirement for consent or agreement from any person) pursuant to part (F) of the resolution pursuant to which this Article 5.2 was adopted:

(a)	all the A Shares in issue shall be consolidated into shares of £1.00 each (on the basis of a consolidation of every two A Shares into one share of £1.00) and then forthwith thereafter each such share of £1.00 shall be reclassified as one new ordinary share; and

(b)	holders of A Shares who are registered as having A Shares not divisible by two shall not be entitled to any fraction of a new ordinary share and all fractional entitlements arising out of such consolidation shall be aggregated into new ordinary shares and the whole number of new ordinary shares arising from such aggregation shall be sold on behalf of the holders and the net proceeds of sale (after all expenses, tax and stamp duty) shall be distributed in due proportion among those holders who would otherwise be entitled to such fractional entitlements provided that no such distribution will be made to any person of an amount of less than £2.50 per holding and any such amount shall be retained for the benefit of the Company; and

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	(c)	each new ordinary share arising from the consolidation and reclassification of A Shares shall rank pari passu in all respects with the existing ordinary shares except that such new ordinary shares shall not be entitled to participate in any final dividend recommended and declared by the board for the financial year ending 31 March 2005 but otherwise the new ordinary shares shall be entitled to participate in dividends or other distributions as if they had been fully paid up with effect from 1 April 2005.

(ix)	Capital reorganisation

Unless and until the A Shares are consolidated and reclassified pursuant to Article 5.2(viii) above, the Company shall not without the sanction of the holders of A Shares (pursuant to Article 16) implement any consolidation or sub-division of capital or implement any capital reorganisation, reduction of capital (other than a repurchase of issued shares by the Company pursuant to a resolution passed by members of the Company), bonus issue or capital distribution other than as referred to in Article 5.2(i), (ii), (iii), (iv) and (vi).

6	Allotment

Subject to the provisions of the statutes and to any relevant authority of the company in general meeting required by the statutes, unissued shares at the date of adoption of these articles and any shares hereafter created shall be at the disposal of the board, which may allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of them or rights to subscribe for or convert any security into shares to such persons (including the directors themselves), at such times and generally on such terms and conditions as the board may decide, provided that no share shall be issued at a discount.

7	Redeemable shares

Subject to the provisions of the statutes and to any special rights for the time being attached to any existing shares, any share may be issued which is, or at the option of the company or of the holder of such share is liable, to be redeemed on such terms and in such manner as these Articles may provide.

8	Power to attach rights

Subject to the provisions of the statutes and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued with or have attached to them such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, transfer, return of capital or otherwise, as the company may from time to time by ordinary resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may determine.

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9	Share warrants to bearer

9.1	The company may, with respect to any fully paid shares, issue a warrant (a "share warrant") stating that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a share warrant.

9.2	The powers referred to in article 9.1 may be exercised by the board, which may determine and vary the conditions on which share warrants shall be issued, and in particular on which:

(a)	a new share warrant or coupon will be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the board is satisfied beyond reasonable doubt that the original has been destroyed);

(b)	the bearer of a share warrant shall be entitled to receive notice of and to attend, vote and demand a poll at general meetings;

(c)	dividends will be paid; and

(c)	a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares specified in it.

Subject to such conditions and to these articles, the bearer of a share warrant shall be deemed to be a member for all purposes. The bearer of a share warrant shall be subject to the conditions for the time being in force and applicable thereto, whether made before or after the issue of such share warrant.

10	Commission and brokerage

The company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the statutes. Subject to the provisions of the statutes, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or any combination of such methods.

11	Trusts not to be recognised

Except as otherwise expressly provided by these articles, as required by law or as ordered by a court of competent jurisdiction, the company shall not recognise any person as holding any share on any trust, and (except as aforesaid) the company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share except an absolute right of the holder to the whole of the share.

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ALTERATION OF SHARE CAPITAL

12	Increase, consolidation, cancellation and sub-division

The company in general meeting may from time to time by ordinary resolution:

(a)	increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(d)	subject to the provisions of the statutes, sub-divide its shares or any of them into shares of smaller amount, and may by such resolution determine that, as between the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the company has power to attach to unissued or new shares.

13	Fractions of shares

13.1	Whenever as the result of any consolidation, division or sub-division of shares any difficulty arises, the board may settle it as it thinks fit, and in particular (but without prejudice to the generality of the foregoing) where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share and as a result of such consolidation such holder would become entitled to a fraction of a consolidated share:

(a)	the board may determine which of the shares of such holder are to be treated as giving rise to such fractional entitlement and may decide that any of those shares shall be consolidated with any of the shares of any other holder or holders which are similarly determined by it to be treated as giving rise to a fractional entitlement for such other holder or holders, into a single consolidated share and the board may, on behalf of all such holders, sell such consolidated share for the best price reasonably obtained to any person (including the company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those holders (except that any amount otherwise due to a holder, being less than £2.50 or such other sum as the board may from time to time determine, may be retained for the benefit of the company); or

(b)	provided that the necessary unissued shares are available, the board may issue to such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding to an exact multiple of the number of shares to be consolidated into a single share (such issue being deemed to have been effected prior to consolidation); and the amount required to pay up such shares shall be appropriated at the Board's discretion from any of the sums standing to the credit of any of the company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up the share. In relation to such a capitalisation the board may exercise all the powers conferred on it by article 153 without an ordinary resolution of the company.

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13.2      For the purposes of any sale of consolidated shares pursuant to article 13.1, the board may authorise some person to execute an instrument of transfer of (or, as the case may be, to give a dematerialised instruction in respect of) the shares to, or in accordance with the directions of, the purchaser, and the transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

14	Reduction of capital

Subject to the provisions of the statutes and to any rights for the time being attached to any shares, the company may by special resolution reduce its share capital or any capital redemption reserve or share premium account in any way.

15	Purchase of own shares

Subject to the provisions of the statutes, these articles and any rights for the time being attached to any shares, the company may purchase any of its own shares of any class (including any redeemable shares). Any shares to be so purchased may be selected in any manner whatsoever.

VARIATION OF CLASS RIGHTS

16	Sanction to variation

If at any time the share capital of the company is divided into shares of different classes, any of the rights for the time being attached to any share or class of shares in the company (and notwithstanding that the company may be or be about to be in liquidation) may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as hereinafter provided (but not otherwise).

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17	Class meetings

All the provisions in these articles as to general meetings shall mutatis mutandis apply to every meeting of the holders of any class of shares. The board may convene a meeting of the holders of any class of shares whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights. The quorum at every such meeting shall be not less than two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class. Every holder of shares of the class, present in person or by proxy, may demand a poll. Each such holder shall on a poll be entitled to one vote for every share of the class held by him. If at any adjourned meeting of such holders such quorum as aforesaid is not present, not less than one person holding shares of the class who is present in person or by proxy shall be a quorum.

18	Deemed variation

Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the reduction of the capital paid up on such shares or by the purchase or redemption by the company of its own shares in accordance with the provisions of the statutes and these articles.

EVIDENCE OF TITLE

19	Arrangements relating to uncertificated securities

19.1	Notwithstanding any other provision of these articles, title to any securities of the company may be evidenced and may be transferred without a written instrument in accordance with statutory regulations from time to time made under the statutes and subject to such regulations the board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

19.2	Where any provision of these articles confers authority on the company or the board or any of the directors to enter into (or to authorise some other person to enter into) any transaction in respect of shares held in uncertificated form (including, without limitation, article 23, article 38, article 50 and article 82) the board may authorise some person to give notice on behalf of the company to the operator of a relevant system, requiring that such shares be converted into certificated form and stating that such conversion is required in order to enable the company to give effect to the provisions of these articles.

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20	Right to share certificates

20.1	On becoming the holder of any certificated share, every person (except a recognised person in respect of whom the company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without charge, to have issued within two months after allotment or lodgement of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the certificated shares of each class registered in his name. Such certificate shall specify the number, class and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up thereon and shall be issued as provided in article 138.

20.2	The issued shares of a particular class which are fully paid up and rank pari passu for all purposes shall not bear a distinguishing number. All other shares shall bear a distinguishing number.

20.3	The company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named on the register as the holder of such shares shall be sufficient delivery to all joint holders.

20.4	Where a member (other than a recognised person) has transferred part only of the shares comprised in a certificate, he shall be entitled to a certificate for the balance of such shares without charge.

20.5	No certificate shall be issued representing shares of more than one class or in respect of shares held by a recognised person, or in respect of any uncertificated shares.

21	Replacement certificates

21.1	Any two or more certificates representing certificated shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

21.2	If any member shall surrender for cancellation a share certificate representing certificated shares held by him and request the company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the board may, if it thinks fit, comply with such request.

21.3	Share certificates may be renewed or replaced on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out of pocket expenses, including those incurred by the company in investigating such evidence and preparing such indemnity and security, as the board may decide, and on surrender of the original certificate (where it is defaced, damaged or worn out), but without any further charge.

21.4	In the case of shares held jointly by several persons, any such request as is mentioned in this article 21 may be made by any one of the joint holders.

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LIEN ON SHARES

22	Lien on shares not fully paid

The company shall have a first and paramount lien on each of its shares which is not fully paid, for all amounts payable to the company (whether presently or not) in respect of that share and to the extent and in the circumstances permitted by the statutes. The board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this article.

23	Enforcement of lien by sale

The board may sell all or any of the shares subject to any lien at such time or times and in such manner as it may determine. However, no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on the holder or the persons (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for fourteen clear days after service of such notice. For giving effect to any such sale, the board may authorise some person to execute an instrument of transfer of, or to give a dematerialised instruction in respect of, the shares sold in the name and on behalf of the holder or the persons entitled by transmission in favour of the purchaser or as the purchaser may direct. The purchaser shall not be bound to see to the application of the purchase money, and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

24	Application of proceeds of sale

The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied in or towards satisfaction of so much of the amount due to the company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged. The balance (if any) shall (in the case of a sale of certificated shares, on surrender to the company for cancellation of the certificate for the shares sold), subject to a like lien for any moneys not presently payable or any liability or engagement not liable to be presently fulfilled or discharged as existed on the shares before the sale, be paid to the holder or the person (if any) entitled by transmission to the shares so sold, without interest.

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CALLS ON SHARES

25	Calls

Subject to the terms of allotment of shares, the board may from time to time make calls on the members in respect of any moneys unpaid on the shares, of any class, held by them respectively (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made and whether or not by instalments) be liable to pay the amount of every call so made on him as required by the notice. A call shall be deemed to have been made at the time when the resolution of the board authorising such call was passed or (as the case may require) any person to whom power has been delegated pursuant to these articles serves notice of exercise of such power. A call may be required to be paid by instalments and may, before receipt by the company of any sum due thereunder, be either revoked or postponed in whole or part as regards all or any such members as the board may determine. A person on whom a call is made shall remain liable notwithstanding the subsequent transfer of the shares in respect of which the call was made.

26	Liability of joint holders

The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect thereof.

27	Interest on calls

If the whole of the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay all costs, charges and expenses that the company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate, not exceeding fifteen per cent per annum (compounded on a six monthly basis), as the board shall determine. The board may waive payment of such costs, charges, expenses or interest in whole or in part.

28	Rights of member when call unpaid

Unless the board otherwise determines, no member shall be entitled to receive any dividend or to be present and vote at a general meeting or at any separate general meeting of the holders of any class of shares either in person or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other right or privilege as a member in respect of a share held by him unless and until he shall have paid all calls for the time being due and payable by him in respect of that share, whether alone or jointly with any other person, together with interest and expenses (if any) to the company.

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29	Sums due on allotment treated as calls

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall for all purposes of these articles be deemed to be a call duly made. If it is not paid, the provisions of these articles shall apply as if such amount had become due and payable by virtue of a call.

30	Power to differentiate

The board may make arrangements on the allotment or issue of shares for a difference as between the allottees or holders of such shares in the amount and time of payment of calls.

31	Payment in advance of calls

The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish pro tanto the liability on the shares on which it is made. The company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, at such rate as the board may decide. The board may at any time repay the amount so advanced on giving to such member not less than three months' notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

32	Delegation of power to make calls

If any uncalled capital of the company is included in or charged by any mortgage or other security, the board may delegate on such terms as it thinks fit to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, to sue in the name of the company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of directors, and shall be assignable if expressed so to be.

FORFEITURE OF SHARES

33	Notice if call not paid

If any member fails to pay the whole of any call or any instalment of any call on or before the day appointed for payment, the board may at any time serve a notice in writing on such member or on any person entitled to the shares by transmission, requiring payment, on a date not less than fourteen clear days from the date of the notice, of the amount unpaid and any interest which may have accrued thereon and any costs, charges and expenses incurred by the company by reason of such non-payment. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

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34	Forfeiture for non-compliance

If the notice referred to in article 33 is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board to that effect. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

35	Notice after forfeiture

When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled to such share by transmission (as the case may be). An entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid.

36	Forfeiture may be annulled

The board may, at any time before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture, on terms that payment shall be made of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as the board shall see fit.

37	Surrender

The board may accept a surrender of any share liable to be forfeited. In such case references in these articles to forfeiture shall include surrender.

38	Disposal of forfeited shares

Every share which shall be forfeited shall thereupon become the property of the company. Subject to the provisions of the statutes, any such share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person, on such terms and in such manner as the board shall determine. The board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the register notwithstanding (in the case of a certificated share) the absence of any share certificate being lodged in respect thereof. An instrument of transfer executed by that person, or a dematerialised instruction given at the request of that person, shall be as effective as if it had been executed or given by the holder of, or the person entitled by transmission to, the share. The company may receive the consideration (if any) given for the share on its disposal.

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39	Effect of forfeiture

A shareholder whose shares have been forfeited shall cease to be a member in respect of the shares forfeited and shall surrender to the company for cancellation the certificate (if any) for such shares. He shall nevertheless be liable to pay to the company all calls made and not paid on such shares at the time of forfeiture, and interest thereon from the date of the forfeiture to the date of payment, in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims, demands and liabilities which the company might have enforced in respect of the shares at the time of forfeiture, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

40	Extinction of claims

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited and the company, except only such of those rights and liabilities as are by these articles expressly saved, or as are by the statutes given or imposed in the case of past members.

41	Evidence of forfeiture

A statutory declaration by a director or the secretary that a share has been forfeited in pursuance of these articles, and stating the date on which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated. The declaration, together with the receipt of the company for the consideration (if any) given for the share on the sale or disposition thereof shall (subject if necessary to the execution of an instrument of transfer or the giving of a dematerialised instruction) constitute a good title to the share. Subject to the execution of any necessary transfer, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. Such person shall not (except by express agreement with the company) become entitled to any dividend which might have accrued on the share before the completion of the sale or disposition thereof.

TRANSFER OF SHARES

42	Transfer of certificated shares

Subject to such of the restrictions of these articles as may be applicable, each member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in any form approved by the board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a certificated share which is not fully paid up) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the register in respect of it. All instruments of transfer which are registered may be retained by the company.

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43	Transfer of uncertificated shares

Subject to such of the restrictions of these articles as may be applicable, each member may transfer all or any of his uncertificated shares in accordance with the rules and regulations in force from time to time which are applicable to a relevant system.

44	Right to refuse registration

44.1	The board may, in its absolute discretion and without giving any reason, refuse to register any transfer of a share (or renunciation of a renounceable letter of allotment) unless:

(a)	it is in respect of a share which is fully paid up;

(b)	it is in respect of only one class of shares;

(c)	it is in favour of a single transferee or not more than four joint transferees;

(d)	it is duly stamped (if so required); and

(e)	(if it is in respect of a certificated share) it is delivered for registration to the office or such other place as the board may from time to time determine, accompanied (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so;

provided that the board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to trading on the London Stock Exchange on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

44.2	Transfers of shares will not be registered in the circumstances referred to in article 82.

45	Notice of refusal

If the board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the company, send notice of the refusal to the transferee. Any instrument of transfer which the board refuses to register shall (except in the case of suspected or actual fraud) be returned to the person depositing it.

46	Closing of register

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may from time to time determine, subject to the board having first obtained any consent or authorisation to such closure which may be required. Notice of closure of the register shall be given in accordance with the requirements of the statutes.

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47	Fees on registration

No fee shall be charged for registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares.

48	Transfers by renunciation

Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

49	On death

If a member dies, the survivors or survivor, where he was a joint holder, and his executors or administrators, where he was a sole or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares. Nothing in these articles shall release the estate of a deceased member from any liability in respect of any share which has been solely or jointly held by him.

50	Election of person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his title being produced as the board may require, elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself, he shall give notice to the company to that effect. If he elects to have some other person registered, he shall execute an instrument of transfer of such share to that person or, as the case may be, procure the transfer of such share to that person by means of a dematerialised instruction. All the provisions of these articles relating to the transfer of shares shall apply to the notice, instrument of transfer or dematerialised instruction (as the case may be) as if it were executed or given by the member and his death, bankruptcy or other event as aforesaid had not occurred. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

51	Rights on transmission

Where a person becomes entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share, except that he shall not, before he is registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the company or at any separate meeting of the holders of any class of shares of the company. The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within sixty days, the board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

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DESTRUCTION OF DOCUMENTS

52	Destruction of documents

52.1	The company may destroy:

(a)	any instrument of transfer, after six years from the date on which it is registered;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, after two years from the date on which it is recorded;

(c)	any share certificate, after one year from the date on which it is cancelled; and

(c)	any other document on the basis of which any entry in the register is made, after six years from the date on which an entry was first made in the register in respect of it,

Provided that the company may destroy any such type of document at a date earlier than that authorised by this article if a copy of such document is retained on microfilm or by other similar means on which such copy is retained until the expiration of the period applicable to the destruction of the original of such document.

52.2	It shall be conclusively presumed in favour of the company that every entry in the register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled, that every other document so destroyed had been properly dealt with in accordance with its terms and was valid and effective in accordance with the particulars in the records of the company, provided that:

(a)	this article 52 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(b)	nothing in this article 52 shall be construed as imposing on the company any liability in respect of the destruction of any such document otherwise than as provided for in this article 52 which would not attach to the company in the absence of this article 52; and

(c)	references in this article 52 to the destruction of any document include references to the disposal of it in any manner.

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GENERAL MEETINGS

53	Annual general meetings

Subject to the provisions of the statutes, annual general meetings shall be held at such time and place as the board may determine.

54	Extraordinary general meetings

All general meetings, other than annual general meetings, shall be called extraordinary general meetings.

55	Convening of extraordinary general meeting

55.1	The board may convene an extraordinary general meeting whenever it thinks fit. An extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 368 CA 1985. At any meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated by the requisition or proposed by the board. If there are not within the United Kingdom sufficient members of the board to convene a general meeting, any director may call a general meeting.

55.2	If on or before 31 March in any year any members shall in accordance with section 376 CA 1985 require the company in relation to the annual general meeting to be held in the period from 1 April in that year to 31 March in the next following year to give notice of a resolution which may properly be moved or to circulate a statement in acceptable form, the company will circulate that resolution or statement with the notice of the annual general meeting without cost to the requisitionists. If any requisition is made in accordance with section 376 CA 1985 after 31 March in any year and prior to the annual general meeting to be held in the period from 1 April in that year to 31 March in the next following year the company shall require that the requisitionists deposit or tender a sum sufficient to meet the company's reasonable expenses in giving effect to it.

56	Notice of general meetings

56.1	An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution or an extraordinary resolution shall be convened by not less than twenty one clear days' notice in writing. All other extraordinary general meetings shall be convened by not less than fourteen clear days' notice in writing.

56.2	The notice shall specify:

(a)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)	the place, the day and the time of the meeting;

(c)	in the case of special business, the general nature of that business;

(d)	if the meeting is convened to consider a special or extraordinary resolution, the intention to propose the resolution as such; and

(e)	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

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56.3	The notice shall be given to the members (other than any who, under the provisions of these articles or of any restrictions imposed on any shares, are not entitled to receive notice from the company), to the directors and to the auditors.

56.4	If, after a notice convening a general meeting of the company has been despatched to members, the board becomes aware of any fact, event or circumstances which, in the board's opinion, would make it impractical or inappropriate to hold the general meeting on the date or time or at the place for which notice has been given, the board may give notice pursuant to article 164 to those entitled to receive the notice pursuant to article 56.3 either cancelling such meeting or postponing such meeting to a time and date which is not less than twenty one clear days from the date of such notice, which shall also specify the place at which such postponed meeting shall be held.

57	Omission to send notice

The accidental omission to send a notice of meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

58	Special business[6]

All business that is transacted at a general meeting shall be deemed special, except the following transactions at an annual general meeting:

(a)	the declaration of dividends;

(b)	the receipt and consideration of the annual accounts and the reports of the directors and the auditors and any other document required to be annexed to the annual accounts;

(c)	the election or re-election of directors;

(d)	the appointment or re-appointment of auditors, when special notice of the resolution for their appointment is not required by the statutes, and the fixing of the remuneration of the auditors or the determination of the manner in which such remuneration is to be fixed;

(e)	the approval of a directors' remuneration report required to be prepared and approved pursuant to sections 234B and 241A CA 1985.

6	Subsection (e) of article 58 was inserted by a special resolution passed on 30th July 2004.

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PROCEEDINGS AT GENERAL MEETINGS

59	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two persons entitled to attend and to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a member which is a body corporate, shall be a quorum.

60	If quorum not present

If within thirty minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, the meeting shall stand adjourned to such time (not being less than seven nor more than sixty days later) and place as the chairman (or, in default, the board) may determine. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

61	Chairman

61.1	The chairman of the board shall preside at every general meeting of the company. If there be no such chairman, or if at any meeting he shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as chairman, the directors present shall choose one of their number to act or, if there be only one director present, he shall be chairman if willing to act. If there be no director present and willing to act, the members present and entitled to vote shall choose one of their number to be chairman of the meeting.

61.2	The chairman of the meeting who presides pursuant to the provisions of article 61.1 may, at any time during a general meeting of the company, nominate any director of the company to be the chairman of the meeting for the remainder of or for any part of the meeting.

62	Directors may attend and speak

A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the company.

63	Power to adjourn

The chairman may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as the meeting shall determine. However, without prejudice to any other power which he may have under these articles or at common law, the chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the comfort, safety and security of those attending and the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

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64	Notice of adjourned meeting

Where a meeting is adjourned indefinitely, the board shall fix the time and place for the adjourned meeting. Whenever a meeting is adjourned for fourteen days or more or indefinitely, seven clear days' notice at the least, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

65	Business of adjourned meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

66	Accommodation of members and security arrangements

66.1	The board may, for the purpose of ensuring the comfort, safety and security of those attending at any place specified for the holding of a general meeting, from time to time make such arrangements as the board shall consider to be appropriate in the circumstances and may from time to time vary any such arrangements or make new arrangements in place thereof. In the case of any meeting to which such arrangements apply the board may, for the purposes of ensuring the comfort, safety and security of those attending, when specifying the place of the meeting:

(a)	direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside ("the principal place"); and

(b)	make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but who cannot be accommodated in the principal place and who are excluded therefrom under the provisions of this article or who wish to attend at any of such other places, provided that persons attending at the principal place and at any of such other places shall be able to see, and hear and be seen and heard by, persons attending at the principal place and at such other places, by any means.

Such arrangements for simultaneous attendance may include arrangements for regulating the level of attendance in any manner aforesaid as between the principal place and any of such other places, provided that they shall operate so that any member who cannot be accommodated in the principal place as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these articles any such meeting shall be treated as being held and taking place at the principal place.

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66.2	For the purpose of ensuring the safety and security of those attending any meeting the board may require that any person wishing to attend any meeting should submit to such searches or other security arrangements as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who refuses to cooperate with or to submit to such searches or to otherwise comply with such security arrangements.

VOTING

67	Method of voting

67.1	At any general meeting all Substantive Resolutions put to a vote of the meeting shall be decided on a poll, and all Other Resolutions put to a vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to the provisions of CA 1985, a poll may be demanded by:

(a)	the chairman of the meeting; or

(b)	at least five members present in person or by proxy and entitled to vote at the meeting; or

(c)	a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

67.2	The chairman of a general meeting may, in his absolute discretion, determine whether a resolution is a Substantive Resolution or an Ordinary Resolution and his decision shall be final.

67.3	At general meetings, resolutions shall be put to the vote by the chairman and there shall be no requirement for the resolution to be proposed or seconded by any person.

68	Chairman's declaration conclusive on show of hands

Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the company, shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

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69	Objection to error in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

70	Amendment to resolutions

70.1	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

70.2	In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted on an in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the company's registered office, or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

71	Procedure on a poll

71.1	Any poll duly demanded on the election of a chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the chairman shall direct. The chairman shall determine the manner (including the use of ballot or voting papers or tickets or electronic mail) in which a poll shall be taken and may appoint scrutineers who need not be members. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

71.2	The demand for a poll (other than on the election of a chairman or any question of adjournment) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

71.3	The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the chairman. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made.

71.4	On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

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72	Votes of members

72.1	Subject to the provisions of the statutes, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these articles, at any general meeting every member who is present in person shall on a show of hands have one vote and every member present in person or by proxy shall on a poll have one vote for each share of which he is the holder.

72.2	If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

72.3	Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the board may in its absolute discretion, on or subject to production of such evidence of the appointment as the board may require, permit such receiver or other person to vote in person or, on a poll, by proxy on behalf of such member at any general meeting. Evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

73	Casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall be entitled to a second or casting vote in addition to any other vote that he may have.

74	Restriction on voting rights for unpaid calls etc.

No member shall, unless the board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him unless and until all calls or other sums presently due and payable by him in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the company.

75	Voting by proxy

Any person (whether a member of the company or not) may be appointed to act as a proxy. Deposit of an instrument of proxy shall not preclude a member from attending and voting in person at the meeting in respect of which the proxy is appointed or at any adjournment thereof.

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76	Form of proxy

76.1	An instrument appointing a proxy shall:

(a)	be in writing in any common form or in such other form as the board may approve, under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, under its common seal or under the hand of some officer or attorney or other person duly authorised in that behalf;

(b)	be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting (including, for the avoidance of doubt, any resolution which properly comes before the meeting where notice of the same was not included in the notice of the meeting nor specific reference thereto made in the instrument appointing the proxy) as the proxy thinks fit, but shall not confer any further right to speak at the meeting, except with the permission of the chairman (or as otherwise determined by the board where the relevant shares are held by a depositary);

(c)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates; and

(d)	where it is stated to apply to more than one meeting, be valid for all such meetings as well as for any adjournment of any such meetings.

76.2	In addition, the board may determine that, if and to the extent permitted from time to time by the statutes, and subject to such terms and conditions as the board may specify, a proxy may be appointed by electronic mail.

77	Deposit of proxy

77.1	The instrument appointing a proxy shall:

(a)	be deposited at the office or at such other place or places within the United Kingdom as is specified in the notice convening the meeting or in any notice of any adjourned meeting or in any instrument of proxy sent out by the company in relation to the meeting (or, if the board determines that proxies may be appointed by electronic mail, in such manner as the board may specify), not less than forty eight hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll taken more than forty eight hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty four hours before the time appointed for the taking of the poll; or

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(c)	where the poll is not taken forthwith but is taken not more than forty eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to any director;

and subject to article 77.3 an instrument of proxy not deposited or delivered in a manner so permitted shall be invalid.

77.2	If any instrument appointing a proxy is signed under a power of attorney or other authority, such power or authority (or a copy thereof certified notarially or in some other way approved by the board) must be deposited with such instrument.

77.3	A director, the secretary or some person authorised for the purpose by the secretary may:

(a)	accept a photocopy, or a copy delivered by facsimile transmission, of the instrument appointing the proxy (and of the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the board); and/or

(b)	accept an instrument appointing a proxy which has not been properly executed as required by article 77.1 or is not supported by the relevant documents as required by article 77.2 as a valid instrument of proxy where such person determines, in good faith, that the documents deposited (including, where relevant, by electronic mail) indicate in sufficient detail the member's intention to appoint a proxy.

77.4	No instrument appointing a proxy shall be valid after the expiry of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

77.5	To the extent (if any) that the board determines that proxies may be appointed by electronic mail, any provisions of articles 76 and 77 may be disapplied or varied, insofar as they relate to any appointment made in this way, in such manner as the board may specify.

78	More than one proxy may be appointed

A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the company is unable to determine which instrument was last validly delivered, none of them shall be treated as valid in respect of that share.

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79	Board may supply proxy cards

The board may at the expense of the company send, by post or otherwise, instruments of proxy (reply-paid or otherwise) to members for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the company, such invitations shall, subject to article 57, be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

80	Revocation of proxy

A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the company at the office, or at such other place as has been appointed for the deposit of instruments of proxy, at least forty eight hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the instrument of proxy is used.

81	Corporate representative

A corporation (whether or not a company within the meaning of CA 1985) which is a member may, by resolution of its directors or other governing body, authorise such person (or if, but only if, such corporation is a depositary voting in its capacity as such, persons) as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these articles be deemed to be present in person at any such meeting if a person so authorised is present at it; and all references to attendance and voting in person shall be construed accordingly. A director, the secretary or some person authorised for the purpose by the secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to them before permitting him to exercise his powers.

82	Failure to disclose interests in shares

82.1	If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice pursuant to section 212 CA 1985 and has failed in relation to any shares ("the default shares", which expression includes any shares issued after the date of such notice in right of those shares) to give the company the information thereby required within the prescribed period from the service of the notice, the following sanctions shall apply unless the board otherwise determines:

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(a)	the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b)	where the default shares represent at least 0.25 per cent in nominal value of the issued shares of their class:

(i)	any dividend or other money payable in respect of the shares shall be withheld by the company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to article 151, to receive shares instead of that dividend; and

(ii)	no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless:

(A)	the member is not himself in default as regards supplying the information required; and

(B)	the member proves to the satisfaction of the board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

82.2	Where the sanctions under article 82.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under article 82.1(b) shall become payable):

(a)	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or

(b)	at the end of the period of seven days (or such shorter period as the board may determine) following receipt by the company of the information required by the notice mentioned in that paragraph and the board being fully satisfied that such information is full and complete.

82.3	Where, on the basis of information obtained from a member in respect of any share held by him, the company issues a notice pursuant to section 212 CA 1985 to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of article 82.1.

82.4	Where default shares in which a person appears to be interested are held by a depositary, the provisions of this article 82 shall be treated as applying only to those shares held by the depositary in which such person appears to be interested and not (insofar as such person's apparent interest is concerned) to any other shares held by the depositary.

82.5	Where the member on which a notice under section 212 CA 1985 is served is a depositary acting in its capacity as such, the obligations of the depositary as a member of the company shall be limited to disclosing to the company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the company or approved by the board pursuant to which it was appointed as a depositary.

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82.6	For the purposes of this article 82:

(a)	a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the company that the person is, or may be, so interested, or if the company (after taking account of any information obtained from the member or, pursuant to a notice under section 212 CA 1985, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)	"interested" shall be construed as it is for the purpose of section 212 CA 1985;

(c)	reference to a person having failed to give the company the information required by a notice, or being in default as regards supplying such information, includes reference:

(i)	to his having failed or refused to give all or any part of it; and

(ii)	to his having given information which he knows to be false in a material particular, or having recklessly given information which is false in a material particular;

(d)	"prescribed period" means fourteen days;

(e)	"excepted transfer" means, in relation to any shares held by a member:

(i)	a transfer by way of, or pursuant to, acceptance of a takeover offer for the company (within the meaning of section 428 CA 1985); or

(ii)	a transfer in consequence of a sale made through a recognised investment exchange (as defined in section 207 of the Financial Services Act 1986) or any other stock exchange outside the United Kingdom on which the company's shares are normally traded; or

(iii)	a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

82.7	Nothing contained in this article 82 shall be taken to limit the powers of the company under section 216 CA 1985.

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UNTRACED MEMBERS

83	Power of sale

83.1	The company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:

(a)	during the period of twelve years prior to the date of the publication of the advertisements referred to in sub-paragraph (b) below (or, if published on different dates, the earlier or earliest thereof) no cheque, order or warrant in respect of such share sent by the company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the company has received no communications in respect of such share from such member or person, provided that during such period of twelve years the company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)	on or after expiry of the said period of twelve years the company has given notice of its intention to sell such share by advertisements in two newspapers of which one shall be a national newspaper published in the United Kingdom and the other shall be a newspaper circulating in the area of the address on the register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under article 160.3;

(c)	the said advertisements, if not published on the same day, shall have been published within thirty days of each other; and

(d)	during the further period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the company has not received any communication in respect of such share from the member or person entitled by transmission.

83.2	To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee. An instrument of transfer executed by (or a dematerialised instruction given by) that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

83.3	If during the period of twelve years referred to in article 83.1, or during any period ending on the date when all the requirements of paragraphs (a) to (d) of article 83.1 have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of paragraphs (b) to (d) of article 83.1 have been satisfied in regard to such additional shares, the company shall also be entitled to sell the additional shares.

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84	Application of proceeds of sale

The company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account. The company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the company or invested in such investments as the board may from time to time think fit. No interest shall be payable to such member or other person in respect of such moneys and the company shall not be required to account for any money earned on them.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

85	Number of directors

Unless and until otherwise determined by the company by ordinary resolution, the number of directors (other than any alternate directors) shall be not more than fifteen nor less than three.

86	Power of company to appoint directors

Subject to the provisions of these articles, the company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but the total number of directors shall not exceed the maximum number fixed in accordance with these articles.

87	Power of board to appoint directors

Without prejudice to the power of the company to appoint any person to be a director pursuant to these articles, the board shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the existing board, but the total number of directors shall not exceed any maximum number fixed in accordance with these articles. Any director so appointed shall retire at the annual general meeting of the company next following such appointment and shall not be taken into account in determining the number of directors who are to retire by rotation at such meeting.

88	Appointment of executive directors

Subject to the provisions of the statutes, the board may from time to time appoint one or more of its body to hold any employment or executive office (including that of executive chairman, chief executive or managing director) for such term (subject to the provisions of CA 1985) and subject to such other conditions as the board thinks fit in accordance with article 111. The board may revoke or terminate any such appointment without prejudice to any claim for damages for breach of contract between the director and the company.

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89	Eligibility for appointment as a director

No person, other than a director retiring (by rotation or otherwise), shall be appointed or re-appointed a director at any general meeting unless:

(a)	he is recommended by the board; or

(b)	not less than seven nor more than forty-two clear days before the date appointed for the meeting, notice duly executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the company of the intention to propose that person for appointment or re-appointment, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the company's register of directors, together with notice executed by that person of his willingness to be appointed or re-appointed, is lodged at the office.

90	Share qualification

A director shall not be required to hold any shares of the company.

91	Resolution for appointment

A resolution for the appointment of two or more persons as directors by a single resolution shall be void unless an ordinary resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

92	Retirement at intervals of one year and three years[71]

92.1	A director (not being a director holding any employment or executive office pursuant to article 88) shall retire from office, and may offer himself for re-appointment, at each annual general meeting if, at the start of business on the date of the notice convening that annual general meeting, he has served as a director for a continuous period of nine years or more, and for the purpose of this article 92.1 the retirement and re-appointment of a director at the same general meeting, whether pursuant to these articles or otherwise, shall not constitute an interruption to that director's period of continuous service.

92.2	A director shall retire from office, and may offer himself for re-appointment, at the third annual general meeting following his appointment or last re-appointment by shareholders at a general meeting.

93	Directors to retire by rotation

93.1	Any director who is or will be required to retire at an annual general meeting pursuant to article 87 or article 92.1 shall not be taken into account in determining the number or the identity of the directors to retire by rotation at that meeting pursuant to this article 93.

7	Articles 92 and 93 were amended by special resolutions passed on 30th July 1999 and 30th July 2004.

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93.2	The directors to retire by rotation at an annual general meeting pursuant to this article 93 shall be determined, both as to number and identity, by the composition of the board at the start of business on the date of the notice convening that annual general meeting, notwithstanding any change in the number or the identity of the directors after that time and before the conclusion of that annual general meeting.

93.3	At each annual general meeting, one third of the directors who are subject to retirement by rotation, or, if their number is not three or a multiple of three, the number which is nearest to but does not exceed one third, shall retire from office and may offer themselves for re-appointment. Subject to the provisions of the statutes and of these articles, the directors to retire by rotation pursuant to this article 93 shall be, first, any director who wishes to retire and not offer himself for re-appointment, secondly, any director who is or will be required to retire pursuant to article 92.2, and thirdly that director or those directors who have been longest in office since their appointment or last re-appointment by shareholders at a general meeting. As between two or more directors who have been in office an equal length of time since their last appointment or re-appointment by shareholders at a general meeting, the director or directors to retire shall, in default of agreement between them, be determined by lot.

94	Position of retiring director

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If he is not re-appointed or deemed to have been re-appointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

95	Deemed re-appointment

At any general meeting at which a director retires by rotation the company may fill the vacancy and, if it does not do so, the retiring director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the director is put to the meeting and lost.

96	No retirement on account of age

No person shall be or become incapable of being appointed a director by reason of his having attained the age of seventy or any other age, nor shall any special notice be required in connection with the appointment or the approval of the appointment of such person. No director shall vacate his office at any time by reason of the fact that he has attained the age of seventy or any other age; and section 293 CA 1985 shall not apply to the company. Where any general meeting of the company is convened at which, to the knowledge of the board, a director will be proposed for appointment or re-appointment who will at the date of the meeting be seventy or more, the board shall give notice of his age in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings or any appointment or re-appointment of that director at that meeting.

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97	Removal by ordinary resolution

In addition to any power of removal conferred by the statutes, the company may by ordinary resolution remove any director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the company, and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other director is to retire, as if he had become a director on the day on which the person in whose place he is appointed was last appointed or re-appointed a director.

98	Vacation of office by director

Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these articles, the office of a director shall be vacated if:

(a)	he resigns by notice in writing delivered to the secretary at the office or tendered at a board meeting;

(b)	he ceases to be a director by virtue of any provision of the statutes, is removed from office pursuant to these articles or the statutes or becomes prohibited by law from being a director;

(c)	he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(d)	an order is made by any court of competent jurisdiction on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, under the Mental Health (Scotland) Act 1984 and the board resolves that his office be vacated;

(e)	both he and his alternate director appointed pursuant to the provisions of these articles (if any) are absent, without the permission of the board, from board meetings for six consecutive months and the board resolves that his office be vacated;

(f)	he is removed from office by notice in writing signed by all the other directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the company) and, for this purpose, a set of like notices each signed by one or more of the directors shall be as effective as a single notice signed by the requisite number of directors; or

(g)	in the case of any director who holds any executive office with the company, his appointment as such is terminated or expires and the directors resolve that his office be vacated.

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99	Resolution as to vacancy conclusive

A resolution of the board declaring a director to have vacated office under the terms of article 98 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

ALTERNATE DIRECTORS

100	Appointment

100.1	Each director (other than an alternate director) may, by notice in writing delivered to the secretary at the office, or in any other manner approved by the board, appoint any other director or any person approved for that purpose by the board and willing to act, to be his alternate.

100.2	No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director in the form prescribed by CA 1985 has been received at the office.

100.3	An alternate director need not hold a share qualification and shall not be counted in reckoning any maximum or minimum number of directors allowed by these articles.

101	Participation in board meetings

Every alternate director shall (subject to his giving to the company an address within the United Kingdom at which notices may be served on him) be entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director shall have a separate vote at board meetings for each director for whom he acts as alternate director, but he shall count as only one for the purpose of determining whether a quorum is present.

102	Alternate director responsible for own acts

Every person acting as an alternate director shall be an officer of the company, shall alone be responsible to the company for his own acts and defaults and shall not be deemed to be the agent of the director appointing him.

103	Interests of alternate director

An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a director. However, he shall not be entitled to receive from the company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the company direct. Subject to this article, the company shall pay to an alternate director such expenses as might properly have been paid to him if he had been a director.

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104	Revocation of appointment

An alternate director shall cease to be an alternate director:

(a)	if his appointor revokes his appointment; or

(b)	if his appointor ceases for any reason to be a director, provided that if any director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate director which was in force immediately before his retirement shall remain in force; or

(c)	if any event happens in relation to him which, if he were a director otherwise appointed, would cause him to vacate office.

DIRECTORS' REMUNERATION, EXPENSES AND PENSIONS

105	Directors' fees

The directors (other than alternate directors) shall be entitled to receive by way of fees for their services as directors such sum as the board may, from time to time, determine (not exceeding, in aggregate, £550,000 per annum or such other sum as the company in general meeting by ordinary resolution shall, from time to time, determine). Such sum (unless otherwise directed by the resolution of the company by which it is voted) shall be divided among the directors in such proportions and in such manner as the board may determine or, in default of such determination, equally (except that in such event any director holding office for less than the whole of the relevant period in respect of which the fees are paid shall only rank in such division in proportion to the time during such period for which he holds office). Any fees payable pursuant to this article shall be distinct from any salary, remuneration or other amounts payable to a director pursuant to any other provisions of these articles and shall accrue from day to day.

106	Expenses

Each director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as director, including any expenses incurred in attending meetings of the board or any committee of the board or general meetings or separate meetings of the holders of any class of shares or of debentures of the company. If in the opinion of the directors it is desirable that any of their number should go or reside abroad or make any special journeys or perform any special services on behalf of the company or its business, such director or directors may be paid such reasonable additional remuneration by way of salary, percentage of profits or otherwise and expenses therefor as the directors may from time to time determine.

107	Remuneration of executive directors

The salary or remuneration of any director appointed to hold any employment or executive office in accordance with the provisions of these articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the board, and may be in addition to or in lieu of any fee payable to him for his services as director pursuant to these articles.

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108	Pensions and other benefits

The board may exercise all the powers of the company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for, or to institute and maintain any institution, association, society, club, trust, other establishment or profit-sharing, share incentive, share purchase or employees' share scheme calculated to advance the interests of the company or to benefit, any person who is or has at any time been a director or employee of the company or any company which is a holding company or a subsidiary undertaking of or allied to or associated with the company or any such holding company or subsidiary undertaking or any predecessor in business of the company or of any such holding company or subsidiary undertaking, and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. For such purpose the board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the provisions of the statutes, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the aforesaid matters. The board may procure any of such matters to be done by the company either alone or in conjunction with any other person. Any director or former director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this article and shall not be obliged to account for it to the company.

POWERS AND DUTIES OF THE BOARD

109	Powers of the board

Subject to the provisions of the statutes, the memorandum of association of the company and these articles and to any directions given by special resolution of the company, the business of the company shall be managed by the board, which may exercise all the powers of the company, whether relating to the management of the business or not. No alteration of the memorandum of association or of these articles and no such direction given by the company shall invalidate any prior act of the board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these articles as to any specific power of the board shall not be deemed to limit the general powers given by this article.

110	Powers of directors being less than minimum number

If the number of directors is less than the minimum for the time being prescribed by these articles, the remaining director or directors shall act only for the purposes of appointing an additional director or directors to make up such minimum or of convening a general meeting of the company for the purpose of making such appointment. If there are no director or directors able or willing to act, any two members may summon a general meeting for the purpose of appointing directors. Subject to the provisions of these articles, any additional director so appointed shall hold office only until the dissolution of the annual general meeting of the company next following such appointment unless he is re-elected during such meeting.

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111	Powers of executive directors

The board may from time to time:

(a)	delegate or entrust to and confer on any director holding executive office (including a chief executive or managing director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

112	Delegation to committees

112.1	The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more directors and (if thought fit) one or more other persons, provided that:

(a)	a majority of the members of a committee shall be directors; and

(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are directors or alternate directors.

112.2	The board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these articles to the exercise by the board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

113	Local management

The board may establish any local or divisional boards or agencies for managing any of the affairs of the company in any specified locality, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the board may think fit. The board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any terms and conditions expressly imposed by the board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these articles as regulate the proceedings of the board, so far as they are capable of applying.

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114	Power of attorney

The board may, by power of attorney or otherwise, appoint any person or persons to be the agent of the company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers.

115	Use of the title''director''

The board may appoint any person (not being a director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a director for any of the purposes of the statutes or these articles.

116	Exercise of voting power

The board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the company, or any power of appointment to be exercised by the company, in such manner in all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

117	Provision for employees

The board may exercise any power conferred on the company by the statutes to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary undertaking.

118	Overseas registers

Subject to the provisions of the statutes, the board may exercise the powers conferred on the company with regard to the keeping of an overseas branch, local or other register and may make and vary such regulations as it thinks fit respecting the keeping of any such register.

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119	Borrowing powers

119.1	The board may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company and, subject to the provisions of the statutes, to create and issue debenture and other loan stock and debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

119.2	The board shall restrict the borrowings of the company and exercise all voting and other rights and powers of control exercisable by the company in respect of its subsidiary undertakings so as to procure (as regards its subsidiary undertakings in so far as it can procure by such exercise) that the aggregate principal amount at any one time outstanding in respect of moneys borrowed by the group (exclusive of moneys borrowed by one group company from another and after deducting cash deposited) shall not at any time, without the previous sanction of an ordinary resolution of the company exceed an amount equal to two and a half (2½) times the adjusted capital and reserves.

119.3	For the purposes only of this article 119:

(a)	"adjusted capital and reserves" means a sum equal to the aggregate from time to time of:

(i)	the amount paid up (or credited as paid up) on the allotted or issued share capital of the company; and

(ii)	the amount standing to the credit of the reserves, whether or not distributable (including, without limitation, any revaluation reserve, merger reserve, share premium account or capital redemption reserve), after adding thereto or deducting therefrom any balance standing to the credit or debit of the profit and loss account;

all as shown in the relevant balance sheet, but after:

(iii)	making such adjustments as may be appropriate to reflect:

(A)	any variation in the amount of the paid up share capital and the amount standing to the credit of any of such reserves since the date of the relevant balance sheet and so that for the purpose of making such adjustments, if any proposed allotment of shares by the company for cash has been underwritten, then such shares shall be deemed to have been allotted and the amount (including the premium) of the subscription monies payable in respect thereof (not being monies payable later than six months after the date of allotment) shall be deemed to have been paid up to the extent so underwritten on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, the date on which it became unconditional);

(B)	any variation since the date of the relevant balance sheet of the companies comprising the group;

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(iv)	excluding (so far as not already excluded):

(A)	amounts attributable to the proportion of the issued equity share capital of any subsidiary undertaking which is not attributable, directly or indirectly, to the company;

(B)	any sum set aside for taxation (other than deferred taxation);

(v)	deducting:

(A)	sums equivalent to the book values of goodwill and other intangible assets shown in the relevant balance sheet; and

(B)	the amount of any distribution declared, recommended or made by any group company to a person other than a group company out of profits accrued up to and including the date of (and not provided for in) the relevant balance sheet;

(b)	"cash deposited" means an amount equal to the aggregate of the amounts beneficially owned by group companies which are deposited for the time being with any bank or other person (not being a group company) and which are repayable to any group company on demand or within three months of such demand, subject, in the case of amounts deposited by a partly-owned subsidiary undertaking, to the exclusion of a proportion thereof equal to the proportion of its issued equity share capital which is not attributable, directly or indirectly, to the company;

(c)	"group" means the company and its subsidiary undertakings from time to time;

(d)	"group company" means any company in the group;

(e)	"moneys borrowed" include not only moneys borrowed but also the following except in so far as otherwise taken into account:

(i)	the nominal amount of any issued share capital, and the principal amount of any debenture or borrowings of, any person, the beneficial interest in which or right to repayment to which is not for the time being owned by a group company but the payment or repayment of which is the subject of a guarantee or indemnity by a group company or is secured on the assets of a group company;

(ii)	the principal amount raised by any group company by acceptances or under any acceptance credit opened on its behalf by any bank or acceptance house (not being a group company) other than acceptances and acceptance credits relating to the purchase of goods or services in the ordinary course of trading and outstanding for six months or less;

(iii)	the principal amount of any debenture (whether secured or unsecured) of any group company owned otherwise than by a group company;

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(iv)	the principal amount of any preference share capital of any subsidiary undertaking owned otherwise than by a group company;

(v)	any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing (but any premium payable on final repayment of an amount not to be taken into account as moneys borrowed shall not be taken into account); and

but do not include:

(vi)	moneys borrowed by any group company for the purpose of repaying, within six months of being first borrowed, the whole or any part of any moneys borrowed and then outstanding (including any premium payable on final repayment) of that or any other group company pending their application for such purpose within that period;

(vii)	moneys borrowed by any group company for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other group company is guaranteed or insured, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

(viii)	an amount equal to the moneys borrowed of any company outstanding immediately after it becomes a group company, provided that it became a group company during the six months preceding the calculation;

(ix)	an amount equal to the amount secured on an asset immediately after it was acquired by a group company, provided that it was acquired during the six months preceding the calculation;

(x)	notwithstanding sub-paragraphs (i) to (v) above, the proportion of moneys borrowed by a group company (and not owing to another group company) which is equal to the proportion of its issued equity share capital not attributable, directly or indirectly, to the company;

and in sub-paragraphs (vi) to (x) above references to amounts of moneys borrowed include references to amounts which, but for the exclusion under those sub-paragraphs, would fall to be included;

(f)	"relevant balance sheet" means the latest published audited consolidated balance sheet of the group but, where the company has no subsidiary undertakings, it means the balance sheet and profit and loss account of the company and, where the company has subsidiary undertakings but there are no consolidated accounts of the group, it means the respective balance sheets and profit and loss accounts of the companies comprising the group;

(g)	"subsidiary undertaking" means a subsidiary undertaking (within the meaning of CA 1985) of the company (except a subsidiary undertaking which is excluded from consolidation by virtue of the provisions of section 229 CA 1985); and "group" and "group company" and references to any company which becomes a group company or to companies comprising the group shall, in such a case, be construed so as to include subsidiary undertakings except a subsidiary undertaking which is excluded from consolidation as aforesaid and "equity share capital" shall be construed in relation to a subsidiary undertaking without a share capital in the same manner as "shares" are defined in relation to an undertaking without a share capital under section 259(2)(b) and (c) CA 1985.

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119.4	When the aggregate amount of moneys borrowed required to be taken into account for the purposes of this article 119 on any particular day is being ascertained, any of such moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

(a)	at the rate of exchange used for the conversion of that currency in the relevant balance sheet; or

(b)	if no rate was so used, at the middle market rate of exchange prevailing at the close of business in London on the date of that balance sheet; or

(c)	where the repayment of such moneys is expressly covered by a forward purchase contract, currency option, back-to-back loan, swap or other arrangements taken out and entered into to reduce the risk associated with fluctuations in exchange rates, at the rate of exchange specified in that document;

but if the amount in sterling resulting from conversion at that rate would be greater than that resulting from conversion at the middle market rate prevailing in London at the close of business on the business day immediately preceding the day on which the calculation falls to be made, the latter rate shall apply instead.

119.5	A report or certificate of the auditors as to the amount of the adjusted capital and reserves or the amount of moneys borrowed falling to be taken into account for the purposes of this article 119 or to the effect that the limit imposed by this article 119 has not been or will not be exceeded at any particular time or times or as a result of any particular transaction or transactions shall be conclusive evidence of the amount or of that fact.

119.6	No debt incurred or security given in respect of moneys borrowed in excess of the limit imposed by this article 119 shall be invalid or ineffectual, except in the case of express notice to the lender or recipient of the security at the time when the debt was incurred or security given that the limit had been or would thereby by exceeded, but no lender or other person dealing with the company shall be concerned to see or enquire whether such limit is observed.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

120	Board meetings

Subject to the provisions of these articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

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121	Notice of board meetings

One director may, and the secretary at the request of a director shall, summon a board meeting at any time on reasonable notice. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for that purpose. A director may waive the requirement that notice be given to him of any board meeting, either prospectively or retrospectively. It shall not be necessary to give notice of a board meeting to a director who is absent from the United Kingdom unless he has requested the board in writing that notices of board meetings shall during his absence be given to him at any address in the United Kingdom notified to the company for this purpose, but he shall not, in such event, be entitled to a longer period of notice than if he had been present in the United Kingdom at that address.

122	Quorum

The quorum necessary for the transaction of business may be determined by the board and until otherwise determined shall be two directors. A duly convened meeting of the board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the board.

123	Chairman of board

The board may appoint one or more of its body chairman or joint chairman and one or more of its body deputy chairman of its meetings and may determine the period for which he is or they are to hold office and may at any time remove him or them from office. If no such chairman or deputy chairman is elected, or if at any meeting neither a chairman nor a deputy chairman is present within five minutes of the time appointed for holding the same, the directors present shall choose one of their number to be chairman of such meeting. Any chairman or deputy chairman may also hold executive office under the company.

124	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of that meeting shall have a second or casting vote.

125	Participation by telephone or video conference

125.1	Any director or his alternate may validly participate in a meeting of the board or a committee of the board through the medium of conference telephone, video conferencing link or any other form of communications equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting, or by a series of telephone calls from the chairman of the meeting.

125.2	A person so participating by being present or being in telephone or video conference or any other form of communication with those in the meeting or with the chairman of the meeting shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of the meeting then is.

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125.3	A resolution passed at any meeting held in the above manner, and signed by the chairman of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the board (or committee, as the case may be) duly convened and held.

126	Resolution in writing

A resolution in writing signed by all the directors for the time being entitled to receive notice of a board meeting and not being less than a quorum, or by all the members of a committee of the board for the time entitled to receive notice of such committee meeting and not being less than a quorum of that committee, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the board (or committee, as the case may be). Such a resolution:

(a)	may consist of several copies of a document (each signed by one or more of the directors or members of the relevant committee, including signatures evidenced by means of facsimile transmission), which copies may be transmitted by electronic mail, in which event, subject to any terms and conditions determined from time to time by the board, no signatures shall be required;

(b)	need not be signed by an alternate director if it is signed by the director who appointed him;

(c)	if signed by an alternate director, need not also be signed by his appointor;

(d)	to be effective, need not be signed by a director who is prohibited by these articles from voting thereon, or by his alternate.

127	Proceedings of committees

All committees of the board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the board may prescribe and subject thereto shall be governed by such of these articles as regulate the proceedings of the board as are capable of applying.

128	Minutes of proceedings

128.1	The board shall cause minutes to be made in books kept for the purpose of recording:

(a)	all appointments of officers and committees made by the board; and

(b)	the names of directors present at every meeting of the board, of a committee of the board, of the company or of the holders of any class of shares or debentures of the company, and all orders, resolutions and proceedings of such meetings.

128.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the secretary, shall be prima facie evidence of the matters stated in such minutes without any further proof.

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129	Validity of proceedings

All acts done by a meeting of the board, or of a committee of the board, or by any person acting as a director, alternate director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, be as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.

DIRECTORS' INTERESTS

130	Director may have interests

Subject to the provisions of the statues and provided that article 131 is complied with, a director, notwithstanding his office:

(a)	may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the company or in which the company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

(b)	may hold any other office or place of profit under the company (except that of auditor or of auditor of a subsidiary of the company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity for the company, and in any such case on such terms as to remuneration and otherwise as the board may arrange, either in addition to or in lieu of any remuneration provided for by any other article;

(c)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the company or in which the company is otherwise interested or as regards which the company has any powers of appointment; and

(d)	shall not be liable to account to the company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal;

and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

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131      Disclosure of interests to board

131.1	A director who, to his knowledge, is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal with the company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the board after he knows that he is or has become so interested.

131.2	For the purposes of this article:

(a)	a general notice given to the board by a director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, transaction, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a sufficient disclosure under this article in relation to such contract, transaction, arrangement or proposal; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

132	Interested director not to vote or count for quorum

Save as provided in this article, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board or of a committee of the board concerning any contract, arrangement, transaction or any other proposal whatsoever to which the company is or is to be a party and in which he has an interest which (together with any interest of any person connected with him within the meaning of section 346 CA 1985) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the company, unless the resolution concerns any of the following matters:

(a)	the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the company or any of its subsidiary undertakings;

(b)	the giving of any guarantee, security or indemnity in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(c)	any proposal concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	any proposal concerning any other body corporate in which he (together with persons connected with him within the meaning of section 346 CA 1985) does not to his knowledge have an interest (as the term is used in Part VI CA 1985) in one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate;

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(e)	any proposal relating to an arrangement for the benefit of the employees of the company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f)	any proposal concerning insurance which the company proposes to maintain or purchase for the benefit of directors or for the benefit of persons who include directors.

133	Director's interest in own appointment

A director shall not vote or be counted in the quorum on any resolution of the board or committee of the board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the company or any company in which the company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the company or any company in which the company is interested, such proposals may be divided and a separate resolution considered in relation to each director. In such case each of the directors concerned (if not otherwise debarred from voting under these articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

134	Chairman's ruling conclusive on director's interest

If any question arises at any meeting as to the materiality of a director's interest (other than the chairman's interest) or as to the entitlement of any director (other than the chairman) to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of the meeting. The chairman's ruling in relation to the director concerned shall be final and conclusive.

135	Directors' resolution conclusive on chairman's interest

If any question arises at any meeting as to the materiality of the chairman's interest or as to the entitlement of the chairman to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman), whose majority vote shall be final and conclusive.

136	Connected persons

For the purposes of articles 130 to 135 (which shall apply equally to alternate directors) an interest of a person who is for the purposes of the statutes connected (which word shall have the meaning given to it by section 346 CA 1985) with a director shall be treated as an interest of the director.

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SEALS

137	Safe custody

The board shall provide for the safe custody of the seal, the securities seal and of any other seal of the company.

138	Application of seals

138.1	The seal shall be used only by the authority of a resolution of the board or of a committee of the board so authorised, which resolution may include a resolution for the giving of a general authority to any director, the secretary, an assistant secretary or other officer of the company to affix the seal from time to time. The board may determine whether any instrument to which the seal is affixed shall be signed and, if it is to be signed, who shall sign it and by what means. The board may also determine, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical, electronic or other means.

138.2	Every certificate or share warrant shall be issued either:

(a)	by affixing the securities seal to it, by mechanical, electronic or other means;

(b)	by printing a representation of the securities seal on it, by mechanical, electronic or other means, including laser printing; or

(c)	in such other manner as the board, having regard to the statutes and the regulations of the London Stock Exchange, may authorise.

139	Official seal for use abroad

Subject to the provisions of the statutes, the company may have an official seal for use in any place abroad.

THE SECRETARY

140	The secretary

140.1	Subject to the provisions of the statutes, the board shall appoint a secretary or joint secretaries and shall have power to appoint one or more persons to be an assistant or deputy secretary at such remuneration and on such terms and conditions as it thinks fit and any such person so appointed may be removed by the board.

140.2	Any provision of the statutes or of these articles requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the secretary.

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AUTHENTICATION OF DOCUMENTS

141      Power to authenticate

Any director or the secretary or any person appointed for the purpose shall have power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company or the directors or any committee of the directors, and any books, records, documents and accounts relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts. Where any books, records, documents or accounts are elsewhere than at the office the local manager or other officer of the company having the custody thereof shall be deemed to be a person appointed by the directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the company or of the directors or any committee of the directors which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

142	Declaration of dividends

Subject to the provisions of the statutes and of these articles, the company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the company. However, no dividend shall exceed the amount recommended by the board.

143	Interim dividends

Subject to the provisions of the statutes, the board may declare and pay such interim dividends (including any dividend payable at a fixed rate) as appears to the board to be justified by the profits of the company available for distribution. If at any time the share capital of the company is divided into different classes, the board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrear. Provided that the board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

144	Entitlement to dividends

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

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145	Calls or debts may be deducted from dividends

The board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the company on account of calls or otherwise in relation to the shares of the company.

146	Distribution in specie

The board may, with the authority of an ordinary resolution of the company, direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the board may settle it as it thinks fit. In particular, the board may:

(a)	issue fractional certificates (or ignore fractions);

(b)	fix the value for distribution of such assets or any part thereof and determine that cash payments may be made to any members on the footing of the value so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the persons entitled to the dividend.

147	Dividends not to bear interest

Unless otherwise provided by the rights attached to the share, no dividend or other moneys payable by the company or in respect of a share shall bear interest as against the company.

148	Method of payment

148.1	The company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order, by any method provided by the rules of a relevant system, or by any other method (including by electronic media) as the board may consider appropriate and may send the same by post or other delivery service (or by such other means offered by the company as the member or persons entitled to it may agree in writing) to the registered address (or in the case of a depositary, subject to the approval of the board, such persons and addresses as the depositary may require) of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the register) or to such person and such address as such member or person or persons may direct in writing.

148.2	Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall (where relevant) be crossed in accordance with the Cheques Act 1992 and shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment shall be a good discharge to the company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed, the board may, at the request of the person entitled thereto, issue a replacement cheque or warrant or order or make payment in some other form, subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the company in connection with the request as the board may think fit.

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148.3	Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other moneys payable in respect of such share.

148.4	The board may, at its discretion, make provisions to enable a depositary and/or any member as the board shall from time to time determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment thereof shall be on such terms and conditions as the board may in its absolute discretion determine.

149	Uncashed dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the company to the person entitled thereto are returned to the company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquiries have failed to establish any new address to be used for the purpose, the company shall not be obliged to send any dividends or other moneys payable in respect of that share due to that person until he notifies the company of an address to be used for the purpose.

150	Unclaimed dividends

All dividends, interest or other sum payable and unclaimed for twelve months after having become payable may be invested or otherwise made use of by the board for the benefit of the company until claimed and the company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared or become due for payment shall (if the board so resolves) be forfeited and shall cease to remain owing by the company.

151	Payment of share dividends

The board may, with the prior authority of an ordinary resolution of the company and subject to such terms and conditions as the board may determine, offer to any holders of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods;

(b)	the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the ordinary shares on the London Stock Exchange, as derived from the Daily Official List, for the day on which the ordinary shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

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(c)	no fractions of a share shall be allotted. The board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid ordinary shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

(d)	the board shall, after determining the basis of allotment, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective;

(e)	the board may exclude from any offer any holders of ordinary shares or any ordinary shares held by a depositary or any ordinary shares on which dividends are payable in foreign currency where the board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(f)	the board may establish or vary from time to time a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any ordinary shares shall be binding on every successor in title to the holder thereof;

(g)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made ("the elected ordinary shares") and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid. For such purpose the board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account, capital redemption reserve or other undistributable reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis. A board resolution capitalising any part of such reserve or fund or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the company in accordance with article 153 and in relation to any such capitalisation the board may exercise all the powers conferred on them by article 153 without need of such ordinary resolution;

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(h)	the additional ordinary shares so allotted shall rank pari passu in all respects with each other and with the fully paid ordinary shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

(i)	the board may terminate, suspend or amend any offer of the right to elect to receive ordinary shares in lieu of any cash dividend at any time and generally may implement any share dividend scheme on such terms and conditions as the board may from time to time determine and take such other action as the board may deem necessary or desirable from time to time in respect of any such scheme.

152	Reserves

The board may, before recommending any dividend (whether preferential or otherwise), carry to reserve out of the profits of the company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the board, for any purpose to which the profits of the company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments as the board thinks fit. The board may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the board may carry to reserve out of the unrealised profits of the company shall not be mixed with any reserve to which profits available for distribution have been carried. The board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

153	Capitalisation of reserves

Subject to Article 5.2(iii), the board may, with the authority of an ordinary resolution of the company:

(a)	subject as provided in this article, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the company which is available for distribution or standing to the credit of share premium account or capital redemption reserve or other undistributable reserve;

(b)	appropriate the sum resolved to be capitalised to the holders of shares in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those holders of shares or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

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(i)	the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to holders of shares credited as fully paid; and

(ii)	in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the company or in paying up in full debentures of the company, the amount of the net assets of the company at that time is not less than the aggregate of the called up share capital of the company and its undistributable reserves as shown in the latest audited accounts of the company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment thereof;

(c)	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit thereof to the company rather than to the holders of shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of all the holders of ordinary shares concerned into an agreement with the company providing for either:

(i)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

(ii)	the payment up by the company on behalf of such holders by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares

(any agreement made under such authority being effective and binding on all such holders); and

(f)	generally do all acts and things required to give effect to such resolution.

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154      Record dates

Notwithstanding any other provision of these articles but without prejudice to the rights attached to any shares and subject always to the statutes the company or the board may by resolution specify any date (the "record date") as the date at the close of business (or such other time as the board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities. No change in the register of such holders after the record date shall invalidate the same.

ACCOUNTS

155	Accounting records

The board shall cause accounting records to be kept in accordance with the statutes.

156	Inspection of records

No member (other than a director) shall have any right to inspect any accounting record or other document of the company unless he is authorised to do so by statute, by order of the court, by the board or by ordinary resolution of the company.

157	Accounts to be sent to members

Except as provided in article 158, a printed copy of the directors' and auditors' reports accompanied by printed copies of the annual accounts shall, not less than twenty one clear days before the annual general meeting before which they are to be laid, be delivered or sent by post to every member and holder of debentures of the company and to the auditors and to every other person who is entitled to receive notice of general meetings. However, this article shall not require a copy of those documents to be sent to any person who under the provisions of these articles is not entitled to receive notices from the company or of whose address the company is unaware or to any holder of debentures of whose address the company is unaware or to more than one of the joint holders of any shares or debentures. If and to the extent permitted by the statutes, all or any of such documents may be delivered to a member by electronic mail. If all or any of the shares in or debentures of the company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require.

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158	Summary financial statements

The company may, in accordance with section 251 CA 1985 and any regulations made under it, send (including, to the extent permitted by the statutes, by electronic mail) a summary financial statement to any member instead of or in addition to the documents referred to in article 157. Where it does so, the statement shall be delivered or sent by post to the member not less than twenty one clear days before the annual general meeting before which those documents are to be laid.

NOTICES

159	Notices to be in writing

Any notice to be given to or by any person pursuant to these articles shall be in writing, except that a notice convening a board or board committee meeting need not be in writing.

160	Service of notice on members

160.1	The company may give any notice or document (including a share certificate) to a member, either personally or by sending it by post or other delivery service in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by any other means (including, to the extent permitted by the statutes and except in relation to a share certificate, electronic mail) authorised in writing by the member concerned. In the case of a member registered on an overseas branch register any such notice or document which is posted may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

160.2	In the case of joint holders of a share, all notices or documents shall be given to the joint holder whose name stands first in the register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

160.3	Where a member (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom but has notified the company of an address within the United Kingdom at which notices or other documents may be given to him, he shall be entitled to have notices given to him at that address; but otherwise no such member shall be entitled to receive any notice or document from the company.

160.4	If on three consecutive occasions notices or other documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices or other documents from the company until he shall have communicated with the company and supplied in writing a new registered address or address within the United Kingdom for the service of notices.

160.5	The provisions of this article 160 and of articles 161 to 165 do not affect any provision of the statutes or these articles requiring notices or documents to be delivered in a particular manner.

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161	Notice in case of death, bankruptcy or mental disorder

The company may give notice to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

162	Evidence of service

162.1	Any member present, in person or by proxy, at any meeting of the company or of the holders of any class of shares of the company shall be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

162.2	Any notice, certificate or other document, addressed to a member at his registered address or address for service in the United Kingdom shall, if sent by post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second-class mail is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice or document was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given. Any notice, certificate or other document not sent by post but delivered or left at a registered address or address for service in the United Kingdom shall be deemed to have been served or delivered on the day on which it was so delivered or left. Any notice, certificate or other document sent by electronic mail shall, subject to the statutes and these articles, be deemed to have been served or delivered at the expiration of twenty-four hours from the time at which it was sent.

163	Notice binding on transferees

Every person who, by operation of law, transfers or by any other means becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice given by the company under section 212 CA 1985) which, before his name is entered in the register, has been duly given to a person from whom he derives his title.

164	Notice by advertisement

Any notice to be given by the company to the members or any of them, and not otherwise provided for by these articles, shall be sufficiently given if given by advertisement in at least one national newspaper published in the United Kingdom and, where the company keeps an overseas branch register, in at least one daily newspaper published in the territory in which such register is maintained. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

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165	Suspension of postal services

If at any time by reason of the suspension, interruption or curtailment of postal services or electronic mail or threat thereof within the United Kingdom the company is or would be unable effectively to convene a general meeting by notices sent through the post or by electronic mail, a general meeting may be convened by a notice advertised in at least one national newspaper published in the United Kingdom and, where the company keeps an overseas branch register, in at least one daily newspaper published in the territory in which such register is maintained. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the first of such advertisements appears. In any such case the company shall send confirmatory copies of the notice by post or by electronic mail if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom or, as the case may be, the sending of such notices by electronic mail again becomes practicable.

WINDING UP

166	Division of assets

If the company is wound up the liquidator may, with the sanction of a special resolution of the company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division may be otherwise than in accordance with the existing rights of the members, but if any division is resolved otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 110 of the Insolvency Act 1986. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees on such trusts for the benefit of the members as he with the like sanction shall determine, but no member shall be compelled to accept any assets on which there is a liability.

167	Transfer or sale under section 110 Insolvency Act 1986

A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 of the Insolvency Act 1986 may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the members otherwise than in accordance with their existing rights, and any such determination shall be binding on all the members, subject to the right of dissent and consequential rights conferred by the said section.

INDEMNITY

168	Right to indemnity

168.1	So far as the law allows, but without prejudice to any indemnity to which he may otherwise be entitled, any person who is or was at any time a director, alternate director, officer or employee of the company shall be entitled to be indemnified and, if the board so determines, any other Relevant Person shall be entitled to be indemnified, out of the assets of the company against any Relevant Liability.

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168.2	For the purposes of these Articles:

(a)	"Relevant Person" means any person who is or was at any time a director, officer or employee of:

(i)	the company, or any body corporate which is or was at any time a holding company of the company;

(ii)	any body corporate in which the company, or any body corporate which is or was at any time a holding company of the company, has any kind of direct or indirect interest;

(iii)	any body corporate in which any of the predecessors of the company, or of any body corporate which is or was at any time a holding company of the company, had any kind of direct or indirect interest;

(iv)	any body corporate with which the company is or was at any time allied, or associated; or

(v)	any body corporate which is or was at any time a subsidiary undertaking of any body corporate referred to in this paragraph (a);

(b)	"Relevant Liability" means any cost, charge, loss, damage, expense or liability which any person may suffer or incur:

(i)	as a result of anything he does, or does not do, in carrying out or trying to carry out his duties, or using or trying to use his powers in relation to the company, or in relation to any of the other bodies corporate which are referred to in paragraph (a) above or, in the case of any current or past trustee of any pension fund, in relation to that pension fund; or

(ii)	in any other way in connection with his duties, powers or posts in relation to the company or in relation to any of the other bodies corporate which are referred to in paragraph (a) above or, in the case of any current or past trustee of any pension fund, in relation to that pension fund, including (without prejudice to the generality of the foregoing) any liability incurred in connection with defending any proceedings (whether civil or criminal) which relate to any of the matters referred to in sub-paragraphs (b)(i) or (b)(ii) above.

169	Power to insure

So far as the law allows, the board may take out, maintain, renew, establish, participate in, and/or contribute to the cost of, insurance for, or for the benefit of any Relevant Person or any person who is or was at any time a trustee of any pension fund in which any employee or former employee of the company or any of the other bodies corporate which are referred to in paragraph (a) of Article 168.2 are interested, including insurance against any Relevant Liability and, so far as the law allows, may indemnify or exempt any such person from or against any such Relevant Liability.